Exhibit 99.2

FOR IMMEDIATE RELEASE	For more information:
August 16, 2006	Contact: Tucker Hewes
Hewes Communications
(212) 207-9451

DIVIDEND CAPITAL TRUST ANNOUNCES PLANS TO

INTERNALIZE ITS EXTERNAL MANAGEMENT ADVISOR AND

OUTLINES KEY EXECUTIVE TEAM APPOINTMENTS

DENVER, CO — August 16, 2006 — Dividend Capital Trust (DCT), a Denver, Colorado based industrial Real Estate Investment Trust (REIT), announced today that it has filed a proxy statement with the Securities and Exchange Commission (SEC) that outlines its plans to internalize its external management advisor, Dividend Capital Advisors (DCA). The definitive proxy statement will be mailed to all DCT shareholders, who will be asked to elect a slate of Directors to the company’s Board and to approve the internalization transaction and several other related proposals.

If the internalization is approved, DCT expects to hire various individuals associated with DCA who have been, and are expected to continue to be, instrumental in DCT’s growth and continued operations. DCT and its Board believe the internalization will provide it with an experienced management team which possesses extensive industry expertise and a unique knowledge of its assets, customers, and business strategies. In connection with closing the internalization, the company will directly employ the management team and will be able to expressly align the interests of those individuals responsible for executing DCT’s strategy with the interests of the shareholders.

Given the current size and scope of the company’s operations, the internalization is expected to be accretive to 2007 net income per share and funds from operation (FFO) per share due to the elimination of advisory and other fees DCT currently pays to DCA. Further, DCT and its Board anticipate the internalization will enhance the likelihood of success in the event the company lists its shares on a national securities exchange, which is one of DCT’s stated corporate objectives. Because almost all publicly-traded and listed equity REITs are self-administered and self-managed, DCT and its Board believe this reflects a preference by investors for the self-advised model, and that investors and market analysts could view the company more favorably as a self-advised company. While a listing could facilitate additional access to equity capital through the public securities markets and may have a positive impact on DCT’s share price performance, the proposed internalization is not contingent upon completion of a listing as the company believes the transaction to be beneficial even without a listing.

In February 2006, DCT’s Board began evaluating how to position the company for a potential listing on a national securities exchange and whether the company should convert from its current external advisory structure to a self-advised structure in order to realize certain financial and other benefits. In connection with this evaluation, the Board formed a special committee comprised of the Board’s four independent directors. The special committee was authorized by the Board to review, consider and negotiate the terms and conditions of the internalization and to make a recommendation to the entire Board. During the course of its proceedings, the special committee engaged and consulted with its own legal and financial advisors and considered various factors before recommending the transaction to the Board. Based upon the recommendation of the special committee and the reasons discussed above, the Board determined the internalization would be in the best interest of the company and the shareholders.

The proposed internalization will be effected pursuant to a contribution agreement that was entered into on July 21, 2006. As provided for in the agreement, Dividend Capital Advisors Group LLC, the parent company of DCA, will contribute all outstanding ownership interests in DCA to Dividend Capital Operating Partnership LP, a subsidiary of DCT. In exchange for its ownership interests in DCA, Dividend Capital Advisors Group LLC will be issued 15,111,111 Operating Partnership Units in Dividend Capital Operating Partnership LP based on an agreed upon aggregate value of $170 million.

Upon the closing of the internalization, the company intends to change its name to DCT Industrial Trust Inc. to better reflect its strategic focus as a leading industrial real estate operating company.

The closing of the internalization is subject to certain conditions, including the approval of the internalization by DCT’s shareholders. Shareholders will also be asked to approve a long-term incentive plan, developed by the Board along with compensation consultants and legal counsel, to attract, retain and motivate members of management and align their interests with those of DCT’s shareholders.

Executive Team Appointments

DCT also announced the appointment of Philip L. Hawkins as an executive consultant to DCA. Mr. Hawkins will join DCT in a formal capacity as Chief Executive Officer and a Director upon the closing of the internalization. A twenty-five year real estate professional, Mr. Hawkins will have strategic and operational oversight of the business, and will help drive the execution of DCT’s business plan along with the company’s executive team and Board of Directors.

DCT also announced that Jim Cochran will be appointed President in addition to his current role as Chief Investment Officer upon the closing of the internalization. As part of these anticipated appointments, Evan Zucker will step down from his officer roles as President and Chief Executive Officer, and as a member of DCT’s Board of Directors upon the closing of the internalization. Tom Wattles, DCT’s Chairman and a principal architect of the company’s growth to date, will remain as Chairman, and will focus on strategic growth plans for the business, including entering new markets and lines of business.

Mr. Hawkins was most recently President and Chief Operating Officer of CarrAmerica Realty Corporation (NYSE: CRE), a public REIT focused on the acquisition, development, ownership and operation of office properties in select markets across the United States. Mr. Hawkins also served on CarrAmerica’s Board of Directors. Mr. Hawkins played an instrumental role in the recent acquisition of CarrAmerica by a leading private equity firm, The Blackstone Group, in a $5.6 billion transaction.

Mr. Hawkins joined CarrAmerica in 1996 and was initially responsible for expanding the company nationally beyond its home market of Washington, DC. He was responsible for an organization of over 600 employees that was active in 13 U.S. regional markets, overseeing CarrAmerica’s investment, development, leasing and management activities as well as its capital markets, finance and accounting, human resources and corporate communications functions. At the time of its acquisition by The Blackstone Group, CarrAmerica and its affiliates owned, directly or through joint ventures, interests in a portfolio of 285 operating office properties, totaling approximately 26.3 million square feet.

“We are delighted to have someone of Phil’s caliber joining our executive team,” said Tom Wattles. “Phil’s experience in running a major public company with operations throughout the United States will prove invaluable to the company as we continue to grow the enterprise.”

Prior to joining CarrAmerica, Mr. Hawkins was with LaSalle Partners, now known as Jones Lang LaSalle, from 1982 through 1995, where he held a variety of positions involving real estate investment, development, leasing and management. He was also a director of LaSalle and in his last position was responsible for running LaSalle’s asset services business.

Mr. Hawkins received his MBA from the University of Chicago and his BA from Hamilton College. He currently serves as a director of SBA Communications Corporation, a leading owner, operator and developer of wireless communications towers in the United States.

Mr. Cochran will broaden his executive responsibilities with his promotion to President, and will remain the company’s Chief Investment Officer. Prior to joining DCT, Mr. Cochran spent 10 years with ProLogis (NYSE: PLD), where he was a Senior Vice President, member of the investment committee, and served as a member of the Board of Directors and Executive Committee for Macquarie ProLogis Trust, a publicly traded property trust in Australia. Other positions Mr. Cochran held at ProLogis included acquisitions officer and market officer. He also headed the company’s National Acquisitions and Dispositions group and was a member of the Capital Markets group, where he was responsible for private-equity capital-raising activities in North America.

Prior to joining ProLogis, Mr. Cochran worked at TCW Realty Advisors, where he held acquisition and leasing positions with a focus on industrial real estate. Mr. Cochran also worked for Economics Research Associates, where he performed market and financial feasibility studies for a variety of development projects. He has a bachelor’s degree in economics from the University of California, Davis and an MBA from UCLA Anderson School of Management.

“Under Jim’s leadership as Chief Investment Officer, DCT has grown its asset base significantly,” said Mr. Wattles. “As President, Jim will work with the rest of the executive team and the Board of Directors in developing and executing the corporate strategy for the company.”

“I am extremely proud of the hard work that the entire organization has undertaken in building a leading North American industrial operating company, and have complete confidence in the executive team’s ability to drive DCT’s growth moving forward” said Evan Zucker. “As the company matures and executes on its business plan, it continues to attract top executive talent. Phil is a great addition to the team, and Jim will broaden his already invaluable role.”

As of June 30, 2006, DCT owned, managed or had under development 385 properties totaling more than 59.1 million square feet in 24 markets, leased to more than 800 corporate customers.

Dividend Capital Trust, a Denver-based Real Estate Investment Trust (REIT), invests primarily in high-quality, generic distribution warehouses and light industrial properties net leased to creditworthy corporate customers.

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FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Dividend Capital Trust’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to identify and acquire properties on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes and other risks and uncertainties detailed from time to time in Dividend Capital Trust’s filings with the Securities and Exchange Commission.

ADDITIONAL INFORMATION

In connection with the shareholders’ meeting, the internalization and the other proposals, a preliminary proxy statement of Dividend Capital Trust was filed with the SEC on August 14, 2006 and a definitive proxy statement and other materials will be filed with SEC. WE URGE INVESTORS TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DIVIDEND CAPITAL TRUST, THE SHAREHOLDERS’ MEETING, THE INTERNALIZATION AND THE OTHER PROPOSALS. Investors will be able to obtain free copies of the preliminary proxy statement and the definitive proxy statement (when available), as well as other filed documents containing information about Dividend Capital Trust at http://www.sec.gov, the SEC’s web site. Free copies of Dividend Capital Trust’s SEC filings are also available on Dividend Capital Trust’s web site at http://65.38.191.77/dividendcapital/trust.

PARTICIPANTS IN THE SOLICITATION

Dividend Capital Trust and its executive officers and directors and Dividend Capital Advisors and its affiliates may be deemed, under SEC rules, to be participants in the solicitation of proxies from Dividend Capital Trust’s shareholders with respect to the shareholders’ meeting, the internalization and the other proposals. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the preliminary proxy statement and will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the shareholders’ meeting, the internalization and the other proposals.